Future Dual Train Configuration

New Renewables Train


Renewable Feedstocks
Existing Hydrocracker (minor modification)
Renewable Diesel
Renewable Jet
Renewable LPG
Renewable Naphtha

Shared utilities and infrastructure in place: (3) hydrogen plants, rail racks, truck racks, multiple steam boilers, redundant electrical feeds, high pressure natural gas connection, water treating, flares, DCS control systems, light ends recovery, sulfur and nitrogen recovery, leased rail fleet, and a workforce that is highly trained and tenured

Existing Crude Train


Crude feedstocks
Conventional operations
Catalytic cracking, alkylation, reforming, isomerization, multiple hydrotreaters, product blending, light ends recovery
Conventional LPG, naphtha, jet, kerosene, ULSD
Specialty asphalt processing
Specialty asphalts

MONTANA/RENEWABLES
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
2

3 $0 $20,000 $40,000 $60,000 $80,000 Great Falls Wynnewood Rodeo (Refinery Conversion) Rodeo (Hydrotreater) Cheyenne Geismar Dickinson Norco Norco Artesia Port Arthur CLMT CVR PSX PSX HFC REG Marathon VLO / Darling Ingredients VLO / Darling Ingredients HFC VLO / Darling Ingredients The Renewable Train is a Top Competitor Renewable Train: Installed Capital Cost ($/capacity-barrel)1 1 Public information compiled by Tudor Pickering Holt

4 Renewable Train Only—Illustrative EBITDA $MM annualized from Backcast Model1 excluding crude refining contribution 2017 EBITDA = $161M 2018 EBITDA = $228M 2019 EBITDA = $206M 2020 EBITDA = $105M 1 See Appendix for methodology Average excl Covid

5 Great Falls Refinery Overview Oversized hydrocracker commissioned 2016 • Foundation of the renewable diesel train Original process area • Conventional heavy crude & specialty asphalt refinery

6 Future Renewable Feed Flexibility – Land Option Secured • Calumet presently intends crop-based feedstock • Waste feedstocks (tallow, greases) are under review—if pursued, we would consider siting at a nearby location removed from the community • Refinery has leased 870 acres with a purchase option Leased property Refinery

7 Direct Rail Access to Canada & USWC Great Falls location provides low cost access to Canadian and Pacific Northwest customers • We rail conventional products to both geographies today Vancouver, BC

APPENDIX

Assumptions Underlying Backcast Model. The Backcast Model calculates illustrative EBITDA potential during the years 2017-2020 based on the following material assumptions:

- A static charge-and-yield 9,000 bpd Renewable Diesel (RD) production with approximately 10% coproducts, which is held constant across the time period (10,000 bpd feedstock total).
- Feedstock consisting of 100% RD grade soybean oil (SBO), and SBO price history was sourced from the USDA.
- RD sales are priced delivered at the sum of LA CARB ULSD prices from EIA wholesale price history, D4 RIN price history from the EPA, LCFS credit price history from the CARB, and the Blenders Tax Credit (BTC) from the IRS. Other coproduct prices are based on Calumet company estimates1.
- The Carbon Intensity (CI) value assigned to the Great Falls RD product was estimated using pathways previously documented by CARB for 100% SBO as the feedstock.
- Variable processing costs were estimated from the Company's process simulation models; and variable rail freight estimates based on shipping SBO from Illinois and RD product to Los Angeles. Natural gas price is indexed to Henry Hub with local differential adjustments. Other utilities (water, electricity, treating costs) are based on local cost experience. Fixed expense was estimated at $42M/year for the RD processing train only (excluding the crude processing train) and includes site operations costs, amortized catalyst and turnaround expenses, fixed railcar lease costs and SG&A.
- No interest expense, depreciation, amortization other than catalyst and TAR, or income tax expense is accounted for in the model.

Using these assumptions, an indicative EBITDA potential was calculated monthly for 2017-2020 (displayed annualized), and the four-year average is:

LA CARB ULSD ($/gal)	$	1.79
+ LCFS	$	1.02
+ 1.7x D4 RIN	$	1.13
+ BTC	$	1.00
- Treated SBO	$	(2.75)
- Variable cost including freight	$	(0.62)
- Fixed cost incl. SG&A	$	(0.30)
	$	1.26
MMgpy		138
EBITDA ($M)	$	174

MONTANA/RENEWABLES

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

8

[1] Coproduct credit in two places: LCFS credit value (CI offset from burning coproducts for H2) and Variable cost (energy credit).

Calumet Montana Renewables